Exhibit 10.9

Orion Energy Systems, Inc.
Non-Employee Director Compensation Plan
Updated January 24, 2014 (Effective April 2014)

1. Annual cash retainer:	$40,000 (cash or stock) ($10,000 paid quarterly)
2. Board meeting fee:	None
3. Committee meeting fee:	None
4. Annual restricted stock grant:	$45,000 grant date fair market value[2]
5. Annual Chairman retainer:	$40,000 (cash or stock)[1]
6. Annual Ad Hoc Litigation Committee Chair retainer:	$20,000 (cash or stock)[1]
7. Annual Audit Committee Chairman retainer:	$30,000 (cash or stock)[1]
8. Annual Compensation Committee Chair retainer:	$20,000 (cash or stock)[1]
9. Annual Governance Committee Chair retainer:	$10,000 (cash or stock) [1]
10. Reimburse out-of-pocket expenses:	Yes

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1 Form of compensation to be chosen by each individual prior to each fiscal year. Number of shares to be issued on third business day after release of annual (or quarterly, in case of quarterly retainer payments) earnings announcement based on closing price on such date.
2 Annual restricted stock grant on third business day after annual earnings announcement with the dollar value to be converted into a specific number of shares based on the closing sale price on such date - vest 1/3 each year on 12/31 after the grant date provided the grantee remains a director upon each vesting date.